EXHIBIT (ii)

PITNEY BOWES INC.

SUBSIDIARIES OF THE REGISTRANT

The Registrant, Pitney Bowes Inc., a Delaware Corporation, has no parent.

The following are subsidiaries of the Registrant

(as of December 31, 2004)

Company name	Country or state of incorporation

Addressing Systems International Holdings Limited	England
Adrema Leasing Corporation	Delaware
Adrema Maschinen - und - Auto Leasing GmbH	Germany
Adrema Maschinenbau Inc.	Delaware
Andeen Enterprises, Inc.	Panama
Archiver Limited f/k/a Micromedia Limited	England
ARCU, Inc.	Delaware
Artec International Corporation	California
Bell & Howell France Holding SAS	France
B. Williams Funding Corp.	Delaware
B. Williams Holding Corp.	Delaware
Boltigen Participacoes Ltda.	Brazil
Burmas voorheen Buroservice NV	Belgium
Canadian Office Services (Toronto) Limited	Canada
Cascade Microfilm Systems, Inc.	California
CPLC Inc.	Delaware
Document Process S.A.	France
ECL Finance Company, NV	Netherlands
Elmcroft Road Realty Corporation	Connecticut
FSL Holdings Inc.	Connecticut
FSL Risk Managers Inc.	New York
G1 Software China Ltd.	Hong Kong
G1 Software Korea Ltd.	Korea
Group 1 Software Asia Pacific Pte Ltd.	Singapore
Group 1 Software Beijing Ltd.	China
Group 1 Software Europe Ltd. (U.K.)	UK
Group 1 Software France SA	France
Group 1 Software Germany GmbH	Germany
Group 1 Software Japan KK	Japan
Group 1 Software Inc.	Delaware
Harlow Aircraft Inc.	Delaware
Informatech Inc.	California
Insert AB	Sweden
International Asset Residual Management Ltd.	Bermuda
International Imaging Limited	England
La Agricultora Ecuatoriana S.A.	Ecuador
Lease Continental GmbH	Germany
Logestim Logiciels et Systèmes, Texte et Image SAS	France
Mag Expansion SA	France
Mag Graphic	France
Mag Graphic SAS	France
Mag Systèmes SAS	France
MailCode Holdings, Inc.	Indiana
MailCode, Inc.	Delaware
Norlin Australia Investments Pty. Limited	Australia
Oy Adrema Helsinki	Finland
PB Air Inc.	Nevada
PB Aircraft Finance Inc.	Delaware
PB Australia Funding Pty. Limited	Australia
PB Canada Funding Ltd.	Canada
PB CFSC I Inc.	Virgin Islands
PB Equipment Management Inc.	Delaware
PB Forms, Inc.	Nebraska
PB Funding Corporation	Delaware
PB Global Holdings Inc.	Connecticut
PB Global Holdings II Inc.	Connecticut
PB Global Holdings III Inc.	Connecticut
PB Global Holdings IV Inc.	Connecticut
PB Lease Holdings Inc.	Nevada
PB Leasing Corporation	Delaware
PB Leasing Services Inc.	Nevada
PB Mailing Financial Services Inc.	Delaware
PB Miles Inc.	Delaware
PB Municipal Funding Inc.	Nevada
PB Nihon FSC Ltd.	Bermuda
PB Nikko FSC Ltd.	Bermuda
PB Partnership Financing Inc.	Delaware
PB Production International Corp.	Delaware
PB Professional Services Inc.	Delaware
PB Public Finance Inc.	Delaware
PB World Trade Corp.	Delaware
PBA Foreign Sales Corporation	Barbados
PBG Holdings Inc.	Delaware
PB/PREFCO Real Estate Holdings Inc.	Delaware
PCAN Mailing Solutions, Inc./Solutions D’Affranchissement PCAN Inc.	Canada
Pitney Bowes Australia FAS Pty. Limited	Australia
Pitney Bowes Australia Pty.	Australia
Pitney Bowes Austria Ges.m.b.H	Austria
Pitney Bowes Belgium NV	Belgium
Pitney Bowes of Canada Ltd. - Pitney Bowes du Canada Ltee	Canada
Pitney Bowes Canada Holdings Limited	Canada
Pitney Bowes China Inc.	Delaware
Pitney Bowes Credit Australia Limited	Australia
Pitney Bowes Credit Corporation	Delaware
Pitney Bowes Danmark A/S (formerly Haro Systemer AS)	Denmark
Pitney Bowes Data Systems, Ltd.	Delaware
Pitney Bowes de Mexico, S.A. de C.V.	Mexico
Pitney Bowes Deutschland GmbH	Germany
Pitney Bowes Document Messaging Technologies Limited (formerly Bell & Howell Limited)	England
Pitney Bowes Espana, S.A.	Spain
Pitney Bowes Finance S.A.	France
Pitney Bowes Finans Norge AS	Norway
Pitney Bowes Finance plc (formerly PB Leasing Ltd.)	England
Pitney Bowes Finance Ireland Limited	Ireland
Pitney Bowes France S.A.	France
Pitney Bowes Global Limited	England
Pitney Bowes Government Solutions, Inc.	Delaware
Pitney Bowes Holding SNC	France
Pitney Bowes Holdings B.V.	Netherlands
Pitney Bowes Holdings Denmark ApS	Denmark
Pitney Bowes Holdings Limited	England
Pitney Bowes Hong Kong Inc.	Delaware
Pitney Bowes Hong Kong Limited	Hong Kong
Pitney Bowes India Inc.	Delaware
Pitney Bowes India Private Limited	India
Pitney Bowes Insurance Agency, Inc.	Connecticut
Pitney Bowes International Holdings, Inc.	Delaware
Pitney Bowes Italia S.r.l.	Italy
Pitney Bowes Japan KK	Japan
Pitney Bowes Korea Ltd.	Korea
Pitney Bowes (Ireland) Limited	Ireland
Pitney Bowes Limited	England
Pitney Bowes Luxembourg SARL	Luxembourg

79

EXHIBIT (ii)

PITNEY BOWES INC.

SUBSIDIARIES OF THE REGISTRANT

The Registrant, Pitney Bowes Inc., a Delaware Corporation, has no parent.

The following are subsidiaries of the Registrant

(as of December 31, 2004)

Company name	Country or state of incorporation

Pitney Bowes (Macau) Limited	Macau
Pitney Bowes Mail and Messaging Systems (Shanghai) Co., Ltd.	Shanghai
Pitney Bowes Management Services Belgium, NV	Belgium
Pitney Bowes Management Services Canada, Inc. Services de Gestion Pitney Bowes Canada, Inc.	Canada
Pitney Bowes Management Services Denmark, A/S	Denmark
Pitney Bowes Management Services Deutschland GmbH	Germany
Pitney Bowes Management Services France S.A.S.	France
Pitney Bowes Management Services Italia S.r.l.	Italy
Pitney Bowes Management Services Limited	England
Pitney Bowes Management Services Netherlands, B.V.	Netherlands
Pitney Bowes Management Services Norway A.S.	Norway
Pitney Bowes Management Services Sweden AB	Sweden
Pitney Bowes Management Services, Inc.	Delaware
Pitney Bowes Netherlands B.V.	Netherlands
Pitney Bowes New Zealand Limited	New Zealand
Pitney Bowes Oy	Finland
Pitney Bowes Portugal Sociedade Unipessoal, Lda.	Portugal
Pitney Bowes Properties Inc.	Connecticut
Pitney Bowes Real Estate Financing Corporation	Delaware
Pitney Bowes SA (Pty) Ltd.	South Africa
Pitney Bowes Service Solutions, Inc.	Delaware
Pitney Bowes Servicios, S.A. de C.V.	Mexico
Pitney Bowes Shelton Realty Inc.	Connecticut
Pitney Bowes (Singapore) Pte Ltd.	Singapore
Pitney Bowes Svenska Aktiebolag	Sweden
Pitney Bowes (Switzerland) AG	Switzerland
Pitney Bowes (Thailand) Limited	Thailand
Pitney Structured Funding I Inc.	Delaware
Pitney B2B Capital.com Inc.	Delaware
PitneyWorks.com Inc.	Delaware
PREFCO Dover Inc.	Delaware
PREFCO Onze Inc.	Delaware
PREFCO I LP Inc.	Delaware
PREFCO II SPE Inc.	Delaware
PREFCO II Inc.	Delaware
PREFCO III LP Inc.	Delaware
PREFCO IV LP Inc.	Delaware
PREFCO V LP Inc.	Delaware
PREFCO VI Inc.	Delaware
PREFCO VI LP Inc.	Delaware
PREFCO VII Inc.	Delaware
PREFCO VII LP Inc.	Delaware
PREFCO VIII LP Inc.	Delaware
PREFCO IX LP Inc.	Delaware
PREFCO XI LP Inc.	Delaware
PREFCO XII LP Inc.	Delaware
PREFCO XIII Inc.	Delaware
PREFCO XIII LP Inc.	Delaware
PREFCO XIV LP Inc.	Delaware
PREFCO XV LP Inc.	Delaware
PREFCO XVI Inc.	Delaware
PREFCO XVI LP Inc.	Delaware
PREFCO XVII Inc.	Delaware
PREFCO XVII LP Inc.	Delaware
PREFCO XVIII LP Inc.	Delaware
PREFCO XIX LP Inc.	Delaware
PREFCO XXI Inc.	Delaware
PREFCO XXI LP Inc.	Delaware
PREFCO XXII Inc.	Delaware
PREFCO XXII LP Inc.	Delaware
PREFCO XXIV Inc.	Delaware
PREFCO XXV Inc.	Delaware
PREFCO – Dayton Community Urban Redevelopment Corporation	Ohio
PREFCO Twelve Holdings Inc.	Delaware
Printing and Post Processing Company NV	Belgium
PRINTLINX CORPORATION	Canada
PSI Group, Inc.	Delaware
P. Technical Services Limited	England
Remington Customer Finance Pty. Limited	Australia
RMPB Limited	England
ROM Holdings Pty. Limited	Australia
ROM Securities Pty. Limited	Australia
Sagent Inc. (Taiwan)	Taiwan
Sagent UK, Ltd.	UK
Sagent (Hong Kong) Ltd.	Hong Kong
Sagent (Indonesia) Pte Ltd.	Singapore
Sagent (Malaysia) Sdn Bhd	Malaysia
Sagent (Singapore) Pte Ltd.	Singapore
Sales and Service Training Center Inc.	Georgia
SCI François Gillet	France
SCI Méditerranée	France
Secap (Groupe Pitney Bowes) SAS	France
Secap Posthantering AB	Sweden
Secap Technologies Limited	England
Technopli SARL	France
The Pitney Bowes Bank, Inc.	Utah
Time-Sensitive Delivery Guide Inc.	Delaware
Tower FSC, Ltd.	Bermuda
Universal Postal Frankers Ltd.	England
Waterview Resolution Corporation	Massachusetts
Wheeler Insurance, Ltd.	Vermont
1136 Corporation	Delaware

80